Exhibit 99.1

Corporate Relations | 77 Beale Street | San Francisco, CA 94105 | 1 (415) 973-5930 | www.pgecorp.com
May 1, 2014

PG&E Corporation Reports First-Quarter 2014 Results

San Francisco, Calif.—PG&E Corporation’s (NYSE: PCG) first-quarter 2014 net income after dividends on preferred stock (also called “income available for common shareholders”) was $227 million or $0.49 per share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with $239 million, or $0.55 per share, for the first quarter of 2013.

GAAP results include items that management does not consider part of normal, ongoing operations (items impacting comparability), which totaled $40 million pre-tax, or $0.05 per share, for the quarter. These items related to natural gas matters, including costs to make safety improvements as well as legal and other costs. The cost to shareholders for natural gas pipeline safety-related work incurred since the San Bruno accident or committed over the next several years is now $2.7 billion, based on current forecasts.

“Our financial results have been challenged by the impact of unrecovered costs in our natural gas business. It remains vital to our pipeline safety and reliability enhancement program that state regulators resolve pending gas proceedings in a timely and balanced manner,” said Tony Earley, Chairman, CEO, and President of PG&E Corporation. “This quarter, with thoughtful planning and execution, we continued to upgrade our gas transmission and distribution operations, improved electric reliability, and successfully completed a refueling outage at our Diablo Canyon nuclear plant. This work will help ensure the safety and reliability of our gas and electric service and position our company for long-term success.”

First-Quarter Earnings from Operations

On a non-GAAP basis, excluding items impacting comparability, PG&E Corporation’s earnings from operations for the first quarter of 2014 were $251 million, or $0.54 per share, down from $276 million, or $0.63 per share, during the same period in 2013. The major factors contributing to this quarter-over-quarter difference included the negative impacts of a delay in cost recovery associated with the 2014 General Rate Case, and an increase in the number of shares outstanding.

PG&E Corporation discloses historical financial results based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for consolidated income available for common shareholders presented in accordance with GAAP. See the accompanying tables for a reconciliation of the differences between results based on earnings from operations and results based on consolidated income available for common shareholders.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides for today's conference call with the financial community have been furnished to the Securities and Exchange Commission and are available on PG&E Corporation's web site at: http://www.pgecorp.com/news/press_releases/Release_Archive2014/140501press_release.shtml.

Conference Call with the Financial Community to Discuss Financial Results

Today's call at 11:00 a.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit http://www.pgecorp.com/investors/investor_info/conference/ for more information and instructions for accessing the webcast. The call will be archived on the website. Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call until 8:00 p.m. Eastern Time, May 15, 2014, by dialing 866-415-9493. International callers may dial (205) 289-3247. For both domestic and international callers, the replay pin 24062# will be required to access the replay.

Management's statement regarding the cost to shareholders for natural gas pipeline safety-related work incurred since the San Bruno accident or committed over the next several years is a forward-looking statement that is based on assumptions about the estimated scope and timing of work and current cost forecasts.  The statement and the underlying assumptions are necessarily subject to various risks and uncertainties.  PG&E Corporation and Pacific Gas and Electric Company (“Utility”) are not able to predict all the factors that may affect future results. Some of the factors that could cause actual results to differ materially include:

•
when and how the pending CPUC investigations and enforcement matters related to the Utility’s natural gas system operating practices and the San Bruno accident are concluded, including the amount of natural gas transmission costs the Utility will be prohibited from recovering; whether the CPUC appoints a monitor to oversee the Utility’s natural gas operations; and the cost of any remedial actions the Utility may be ordered to perform;

•
the outcomes of pending CPUC proceedings such as the Gas Transmission and Storage Rate Case and the update application related to work under the Pipeline Safety Enhancement Plan and whether the cost and revenue forecasts assumed in such outcomes prove to be accurate;

•	changes in cost forecasts;

•	changes in assumptions regarding the scope and timing of natural gas related work, including costs to comply with local ordinances and environmental and other permits; and

•	the other factors disclosed in PG&E Corporation’s and the Utility’s joint 2013 Annual Report and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a Fortune 200 energy-based holding company, headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, California’s largest investor-owned utility.  PG&E serves more than 15 million Californians across a 70,000 square-mile service area in Northern and Central California.  For more information, visit http://www.pgecorp.com.

PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended
	March 31,
(in millions, except per share amounts)	2014	2013
Operating Revenues
Electric	$3,001	$2,799
Natural gas	890	873
Total operating revenues	3,891	3,672
Operating Expenses
Cost of electricity	1,210	983
Cost of natural gas	360	346
Operating and maintenance	1,299	1,338
Depreciation, amortization, and decommissioning	538	503
Total operating expenses	3,407	3,170
Operating Income	484	502
Interest income	3	2
Interest expense	(185)	(176)
Other income, net	19	28
Income Before Income Taxes	321	356
Income tax provision	91	114
Net Income	230	242
Preferred stock dividend requirement of subsidiary	3	3
Income Available for Common Shareholders	$227	$239
Weighted Average Common Shares Outstanding, Basic	459	434
Weighted Average Common Shares Outstanding, Diluted	460	435
Net Earnings Per Common Share, Basic	$0.49	$0.55
Net Earnings Per Common Share, Diluted	$0.49	$0.55
Dividends Declared Per Common Share	$0.46	$0.46

Reconciliation of PG&E Corporation Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
First Quarter, 2014 vs. 2013
(in millions, except per share amounts)

	Three Months Ended March 31,
	Earnings		Earnings per Common Share (Diluted)
	2014	2013	2014	2013

PG&E Corporation Earnings from Operations (1)	$251	$276	$0.54	$0.63
Items Impacting Comparability: (2)
Natural Gas Matters (3)	(24)	(37)	(0.05)	(0.08)
PG&E Corporation Earnings on a GAAP basis	$227	$239	$0.49	$0.55

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
The Utility incurred net costs of $40 million, on a pre-tax basis, during the three months ended March 31, 2014 in connection with natural gas matters. These amounts included pipeline-related costs to validate safe operating pressures and perform other activities associated with safety improvements to the Utility’s natural gas system, as well as legal and other costs. There were no additional charges recorded for this period related to fines or third party liability claims, and no insurance recoveries.

(pre-tax)	Three Months Ended March 31, 2014
Pipeline-related expenses	$(40)
Accrued fines	-
Third-party liability claims	-
Insurance recoveries	-
Natural Gas Matters	$(40)

Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations
First Quarter, 2014 vs. 2013
 ($/Share, Diluted)

First Quarter 2013 EPS from Operations (1)	$0.63

Growth in rate base earnings	0.01

Timing of 2014 GRC expense recovery (2)	(0.04)
Increase in shares outstanding	(0.03)
Miscellaneous	(0.03)
First Quarter 2014 EPS from Operations (1)	$0.54

(1)	See reconciliation of EPS from Operations to EPS on a GAAP basis.
(2)
Represents additional capital-related expenses during the three months ended March 31, 2014 as compared to the same period in 2013, with no corresponding increase in revenue.  The Utility’s 2014 GRC request to increase revenues is pending a CPUC decision.  After a final decision is issued, the Utility will be authorized to collect any increase in revenue requirements from January 1, 2014.